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                                  EXHIBIT 23.2

              Consent of Independent Auditors - KPMG Peat Marwick LLP





BPHPA1\MMR\0069413.01
08/11/94
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KPMG Peat Marwick
Certified Public Accountants
Inland Empire Office
One Lakeshore Centre
3281 Guasti Road, Suite 550
Ontario, CA 91761



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Coram Healthcare Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of Coram Healthcare Corporation of our report dated February 28, 1994 relating to the consolidated balance sheets of Curaflex Health Services, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, common stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1993, and all related schedules, which report appears in the December 31, 1993 annual report on Form 10-K of Curaflex Health Services, Inc. and subsidiaries.

Our report contains an explanatory paragraph that states the Company changed its method of accounting for income taxes in 1993.





/s/ KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Ontario, California
September 22, 1994